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                                                                    EXHIBIT 99.1


CITIZENS BANK OF                                                 COMMERCIAL LOAN
MASSACHUSETTS                                                          AGREEMENT
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     THIS COMMERCIAL LOAN AGREEMENT dated May 13, 2002 between Citizens Bank of
Massachusetts (the "Bank"), a Massachusetts banking corporation having an office at 161 Worcester Road, Suite 204, Framingham, Massachusetts 01701, and DUSA Pharmaceuticals, Inc., (the "Borrower"), a New Jersey corporation having an address at 25 Upton Drive, Wilmington, Massachusetts 01887.

                          SECTION 1. THE LOAN FACILITY

     1.1. THE LOAN. Pursuant to the terms of this Agreement and upon the satisfaction of the conditions precedent referred to herein, the Bank hereby establishes a facility pursuant to which the Bank may, in its sole discretion, lend to the Borrower, and the Borrower may, in its sole discretion, borrow from the Bank, the maximum principal amount of Two Million Seven Hundred Thousand Dollars ($2,700,000.00), to be evidenced by a certain Secured Term Loan Commercial Promissory Note (the "Note") dated the date hereof and executed by the Borrower. No funds will be advanced by the Bank after June 30, 2002 (the "Termination Date").

     1.2. ADVANCES. If any advance is made, the Bank may, at its option, record on the books and records of the Bank or endorse on a schedule attached to the Note, an appropriate notation evidencing any advance, each repayment on account of the principal thereof and the amount of interest paid; and the Borrower authorizes the Bank to maintain such records or make such notations and agrees that the amount shown on the books and records or on said schedule, as applicable, as outstanding from time to time shall constitute the amount owing to the Bank pursuant to this Agreement, absent manifest error. In the event the amount shown on the schedule conflicts with the amount noted as due pursuant to the books and records of the Bank, the books and records of the Bank shall control the disposition of the conflict.

     1.3. PAYMENTS OF PRINCIPAL AND INTEREST. The outstanding principal balance of amounts advanced by the Bank will accrue interest at the rates specified in the Note. Interest and principal payments shall be made in accordance with the terms set forth in the Note.

     1.4. PREPAYMENTS. The Borrower may prepay the Note, in whole or in part, subject to such terms, fees and provisions as are provided for in the Note.

     1.5 ADDITIONAL PAYMENTS. If the Bank shall deem applicable to this Agreement or the Note (including, in each case, any borrowed and any unused portion thereof), any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable to this Agreement or the Note or cause this Agreement or the Note to be included in any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on
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the Bank any cost that is attributable to the maintenance thereof, then, and in each such event, the Borrower shall promptly pay the Bank, upon its demand, such amount as will compensate the Bank for any such cost, which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to the Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable by the Bank, in an amount determined by the Bank to be necessary to compensate the Bank for any such cost, which determination may be based upon the Bank's reasonable allocation the aggregate of such costs resulting from such events. The determination by the Bank of the existence and amount of any such costs shall, in the absence of manifest error, be conclusive.

                    SECTION 2. REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and this Agreement and the making of any advances and shall be deemed to be continuing until the Note is fully paid and this Agreement is terminated) that:

     2.1. EXISTENCE AND POWER. (a) The Borrower is and will continue to be duly organized, validly existing and in good standing under the laws of its state of organization; (b) the Borrower is qualified to do business and in good standing as a foreign corporation in the Commonwealth of Massachusetts, the States of Rhode Island and Ohio and the Province of Ontario, (c) the Borrower is qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify could have a material adverse effect on its business or financial condition; (d) the Borrower has the power to execute and deliver this Agreement, the Note and all other documents executed in connection therewith (hereinafter the "Related Agreements") and to borrow hereunder; and (e) the Borrower has all requisite permits, authorizations and licenses, without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

     2.2. AUTHORITY. The making and performance by the Borrower of this Agreement, the Note and the Related Agreements have been authorized by all necessary action. The execution and delivery of this Agreement, the Note and the Related Agreements, the consummation of the transactions herein and therein contemplated, the fulfillment of or compliance with the terms and provisions hereof and thereof, (a) are within its powers, (b) will not violate any provision of its Certificate of Incorporation, any amendment thereto, or its By-laws or (c) to its knowledge will not result in the material breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to any indenture or bank loan or credit agreement or other agreement or instrument to which the Borrower is a party. No approval, authorization, consent or other order of or registration or filing with any person, entity or governmental body is required in connection with the making and performance of this Agreement, the Note or the Related Agreements.

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     2.3. FINANCIAL CONDITION. The financial statements heretofore delivered to the Bank were prepared in conformity with generally accepted accounting principles consistently applied (GAAP), are correct and complete, and fairly present the financial condition and the results of operations of the Borrower for the periods and as of the dates thereof. There are no material direct or contingent liabilities not disclosed in such statements. Since the date of the latest financial statement delivered to the Bank, there has been no material adverse change in the assets, liabilities, financial condition, or business of the Borrower.

     2.4. INFORMATION COMPLETE. Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by the Borrower pursuant to the terms hereof is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading.

     2.5. STATUTORY COMPLIANCE. To its knowledge, without investigation, the Borrower is in compliance with all federal, state, county and municipal laws, ordinances, rules or regulations applicable to it, its property or the conduct of its business, including, without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment.

     2.6. EVENTS OF DEFAULT. No Event of Default (defined below) has occurred and no event has occurred or is continuing which with the lapse of time and/or the giving of a notice would constitute such an Event of Default.

     2.7. USE OF PROCEEDS. The Borrower shall use the proceeds of each advance to purchase equipment and to finance project construction costs related to its new manufacturing facilities in Wilmington, Massachusetts. No part of such proceeds will be used, in whole or in part, for the purpose of (a) acquiring all or substantially all of the assets or stock of any person, entity or corporation or (b) purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     2.8. VALIDITY. This Agreement, the Note and all Related Agreements, upon the execution and delivery thereof, will be legal, valid, binding and enforceable obligations of the Borrower or the person executing the same, as the case may be, in accordance with the terms of each.

                         SECTION 3. CONDITIONS PRECEDENT

     The Bank's obligation to advance any funds to the Borrower shall be subject to the following conditions precedent:

     3.1. APPROVAL OF BANK COUNSEL. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.

     3.2. PROOF OF ACTION. The Bank shall have received such documents evidencing the Borrower's power to execute and deliver this Agreement, the Note and the Related Agreements as

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the Bank or its counsel shall reasonably request.

     3.3. THE NOTE, RELATED AGREEMENTS AND DOCUMENTS. The Borrower shall have delivered to the Bank the Note, this Agreement, the Pledge and Security Agreement, all other Related Agreements, and such other documents as the Bank may request.

     3.4. OPINION OF COUNSEL. The Bank shall have received from counsel for the Borrower a written opinion, satisfactory in form and substance to the Bank and its counsel.

     3.5. NO EVENT OF DEFAULT. No Event of Default has occurred and no event has occurred or is continuing which with the lapse of time and/or the giving of a notice would constitute an Event of Default.

     3.6. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the assets, liabilities, financial condition, business or prospects of the Borrower since the date of any financial statements delivered to the Bank before or after the date of this Agreement.

     3.7. REPRESENTATIONS AND WARRANTIES. That the representations and warranties contained in herein are true and correct, and that the Borrower shall have so certified to the Bank.

     3.8. PAYMENT OF COMMITMENT FEE. The Bank shall have received a commitment fee from the Borrower in the amount of $6,750.00.

                        SECTION 4. AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until payment in full of the Note and the complete performance of all obligations hereunder and under any Related Agreement, it shall comply with the following agreements.

         4.1.     FINANCIAL STATEMENTS.

         (a) Within forty five (45) days after the close of each fiscal quarter, the Borrower shall deliver to the Bank a balance sheet as of the close of each period and statements of income, retained earnings and cash flows for that portion of the year-to-date then ended prepared in conformity with GAAP by Borrower's management in a form reasonably acceptable to the Bank.

         (b) Within one hundred twenty (120) days after the close of each fiscal year, the Borrower shall deliver to the Bank (i) financial statements for the Borrower, including a balance sheet as of the close of such year and statements of income and retained earnings and cash flows for the year then ended, and accompanied by a report thereon, prepared in conformity with GAAP reviewed by a firm of independent certified public accountants acceptable to the Bank; and
(ii) projected financial statements for the next fiscal year, prepared in conformity with GAAP by Borrower's management and in a form reasonably acceptable to the Bank.

         (c) The Borrower shall promptly deliver to the Bank such other information about the financial condition, business and operations of the Borrower as the Bank may from time

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to time reasonably request.

     4.2. COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND OTHER LIENS. The Borrower shall comply with all federal, state, county and municipal laws, rules, ordinances and regulations applicable to it, its business or property, including without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment. The Borrower shall pay all taxes when due, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against it or its property, except liabilities being contested in good faith and against which, if requested by the Bank, it shall maintain reserves in amount and in form (book, cash, bond or otherwise) reasonably satisfactory to the Bank.

     4.3. PERFORMANCE. The Borrower shall comply with all terms and conditions of this Agreement, the Related Agreements and the Note and pay all debts before the same shall become delinquent.

     4.4. DEPOSITS. The Borrower shall maintain the Bank as its principal bank of deposit and account.

     4.5. DEEMED COLLATERAL VALUE REQUIREMENTS. The Borrower shall comply with the requirements pertaining to Deemed Collateral Value set forth in the Pledge and Security Agreement of even date herewith (the "Pledge Agreement").

                     SECTION 5. EVENTS OF DEFAULT; REMEDIES

     If any one or more of the following "Events of Default" shall occur:

     5.1. Failure to make payment when due of the principal of the Note, or in the payment of interest on the Note or in the payment of any other liability owing by any Borrower to the Bank, now existing or hereinafter incurred, whether direct or contingent; or

     5.2. Any Related Agreement ceases to be in full force and effect; or

     5.3. Failure by the Borrower to materially observe or perform any covenant contained herein, or failure by the Borrower to perform any act, duty, obligation or other agreement contained in this Agreement, the Note or any Related Agreement for seven (7) days following the Bank giving notice thereof; or

     5.4. Any representation or warranty made by the Borrower herein or in any Related Agreement, or any statement, certificate or other data furnished by the Borrower in connection herewith or with any Related Agreement, proves to be incorrect in any material respect; or

     5.5. A judgment or judgments for the payment of money shall be rendered against the Borrower, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

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     5.6. Any levy, seizure, attachment, garnishment, execution or similar process shall be issued or levied on any of the Borrower's property; or

     5.7. The Borrower shall (a) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (b) admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) take any action for the purpose of effecting any of the foregoing; or

     5.8. An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without the application, approval or consent of the Borrower by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee, conservator or liquidator of the Borrower or of all or a substantial part of its assets and Borrower, by any act, indicates its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

     5.9. The Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist; or

     5.10. Except for liabilities being contested in good faith, failure by the Borrower to pay any other indebtedness or obligation, whether contingent or otherwise, or if any such other indebtedness or obligation shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other indebtedness or obligation which failure or default would cause a material adverse change in the Borrower's business or financial condition; or

     5.11. Any material adverse change in the assets, liabilities, financial condition or business of the Borrower has occurred since the date of any financial statements delivered to the Bank before or after the date of this Agreement; or

     5.12. Any noncompliance with the Deemed Collateral Value requirements specified above in Section 4.5;

then, and in such event (other than an event described in Sections 5.7 or 5.8 above), the Bank may declare the then outstanding principal balance and all interest accrued on the Note and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank to be forthwith due and payable, whereupon the same shall become forthwith due and payable, and the Borrower's right to borrow any funds hereunder or under the Note shall be deemed to be automatically terminated, all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by the Borrower. Notwithstanding the foregoing, upon the occurrence of an event described in Section 5.7 or Section 5.8 above, (i) the Borrower's right to borrow any funds hereunder or under

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the Note shall automatically terminate and (ii) the outstanding principal balance and all interest accrued on the Note and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank shall become automatically due and payable without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by the Borrower.

                            SECTION 6. MISCELLANEOUS

     6.1. WAIVERS.

         (a) Borrower hereby waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notices of advances made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to this Agreement, the Related Agreements, the Note and any collateral now or hereafter securing the Note, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any collateral now or hereafter securing the Note, or to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable in accordance with good banking practices. The Bank shall have no duty as to the collection or protection of any collateral now or hereafter securing the Note or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. The Bank may exercise its rights with respect to any collateral without resorting or regard to other collateral now or hereafter securing the Note or sources of reimbursement for liability. The Bank shall not be deemed to have waived any of its rights upon or under any document or agreement relating to the liabilities of the Borrower, or any collateral now or hereafter securing any such liabilities unless such waiver be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. The Bank may revoke any permission or waiver previously granted to Borrower, such revocation shall be effective whether given orally or in writing. All rights and remedies of the Bank with respect to this Agreement, the Related Agreements, the Note or any collateral now or hereafter securing the Note, whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised singularly or concurrently.

         (b) THE BANK AND THE BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK OR THE BORROWER IN RESPECT OF THIS AGREEMENT, THE NOTE OR ANY RELATED AGREEMENT.

         (C) BORROWER (I) ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND (II) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, WAIVES THE RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THE NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN


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ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF ANY OF ITS PROPERTY,
AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

     6.2. NOTICES. All notices, requests or demands to or upon a party to this Agreement shall be given or made by the other party hereto in writing, in person, overnight courier or by depositing in the mail postage prepaid, return receipt requested addressed to the addressee at the address set forth above or to such other addresses as such addressee may have designated in writing to the other party hereto.

     6.3. EXPENSES; ADDITIONAL DOCUMENTS. The Borrower will pay all taxes levied or assessed upon the principal sum of the advances made against the Bank and all reasonable expenses arising out of the preparation, administration, amendment, waiver, modification, protection, collection and/or other enforcement of this Agreement, the Related Agreements, the Note, or of any collateral or security interest now or hereafter granted to secure the Note, security interest or lien granted under any Related Agreement and the Note (including, without limitation, reasonable counsels' fees and allocated costs of internal counsel). The Borrower will, from time to time, at its expense, execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and future action as the Bank shall reasonably request in order to effect and confirm or vest more securely all rights contemplated by this Agreement or any Related Agreement.

     6.4. INDEMNIFICATION. The Borrower agrees to defend, indemnify and hold harmless the Bank and any participants, successors or assigns of the Bank and the officers, directors, employees and agents of each of them from and against any and all losses, claims, liabilities, asserted liabilities, costs and expenses, including, without limitation, costs of litigation and attorneys' reasonable fees (both the allocated costs of internal counsel and outside counsel), incurred in connection with any and all claims or proceedings for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage (including all foreseeable and unforeseeable consequential damage) or any diminution in value of any real property resulting from or relating, directly or indirectly, to (a) any release, spilling, leaking, migrating, discharging, escaping, leaching, dumping or disposing (a "Release") into the environment of any toxic substances or hazardous wastes (actual or threatened), a threatened Release, the existence or removal of any toxic substances or hazardous wastes on, into, from, through or under any real property owned or operated by the Borrower (whether or not such Release was caused by Borrower, a tenant, subtenant, prior owner or tenant or any other Person and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of toxic substances or hazardous wastes or the mere presence of such toxic substances or hazardous wastes) or (b) the breach or alleged breach by Borrower of any federal, state or local law or regulation concerning public health, safety or the environment with respect to any real property owned or operated by the Borrower and/or any business conducted thereon.

     6.5. LIEN AND SET OFF. The Borrower hereby gives the Bank a lien and right of set off for all of Borrower's liabilities and obligations upon and against all the deposits, credits, collateral and property of the Borrower, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or in transit to any of them. At any time,


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without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower.

     6.6. GOVERNING LAW. This Agreement, the Related Agreements and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the laws of the state referred to in the Bank's address set forth in the preamble to this Agreement (the "Governing State"). The Borrower agrees that the execution of this Agreement and Related Agreements and the performance of the Borrower's obligations hereunder and thereunder shall be deemed to have a situs in the Governing State and the Borrower shall be subject to the personal jurisdiction of the courts of the Governing State with respect to any action the Bank or its successors or assigns may commence hereunder or thereunder. Accordingly, the Borrower hereby specifically and irrevocably consent to the jurisdiction of the courts of the Governing State with respect to all matters concerning this Agreement, the Related Agreements, the Note or the enforcement of any of the foregoing.

     6.7. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of the Note, shall continue in full force and effect until all amounts payable on account of the Note, the Related Agreements and this Agreement shall have been paid in full and this Agreement has been terminated.

     6.8. SEVERABILITY. If any provision of this Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Agreement shall not be affected.

     6.9. INTEGRATION; MODIFICATIONS. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. No modification or amendment hereof shall be effective unless the same shall be in writing and signed by the parties hereto.

     6.10. ASSIGNMENTS. The Borrower may not assign any of its obligations hereunder or under any Related Agreement to any person without the prior written consent of the Bank; provided, however, that the Borrower may assign or transfer this Agreement without such prior written consent in the event such assignment or transfer results from the merger, consolidation, sale of substantially all of the assets or a majority of the voting securities of the Borrower. The Bank may, without notice to or consent of the Borrower, or any other person, sell, assign, grant a participation in or otherwise dispose of all or any portion of the Note, this Agreement and the Related Agreements. In connection therewith, the Bank may disclose to a prospective purchaser, assignee, participant or transferee, any information possessed by the Bank relating to the Loan, the Borrower, and the collateral securing the Loan subject to Bank's securing appropriate provisions of confidentiality with respect to such information regarding the Borrower or its financial condition.


                                       9
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     6.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as a sealed instrument as of the day and year first above written.

WITNESS:                                 BORROWER:

                                         DUSA Pharmaceuticals, Inc.


                                         By:
-----------------------------------          -----------------------------------
                                         Print Name:
                                                    ----------------------------
                                         Title:
                                                --------------------------------


                                         BANK:

                                         Citizens Bank of Massachusetts

                                         By:
-----------------------------------          -----------------------------------
                                         Print Name:
                                                    ----------------------------
                                         Title:
                                                --------------------------------

CITIZENS BANK OF                                               SECURED TERM LOAN
MASSACHUSETTS                                         COMMERCIAL PROMISSORY NOTE
--------------------------------------------------------------------------------

$2,700,000.00                                                      May ___, 2002


     For value received, DUSA Pharmaceuticals, Inc., a New Jersey corporation with an address at 25 Upton Drive, Wilmington, Massachusetts 01887 (the "Borrower") hereby promises to pay to the order of Citizens Bank of Massachusetts, a Massachusetts banking corporation (the "Bank"), at the office of the Bank located at 161 Worcester Road, Suite 204, Framingham, Massachusetts 01701 or at such other address as the holder hereof may designate, on June 30, 2009 or earlier as specified herein (the "Maturity Date"), the principal sum of TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS ($2,700,000.00), or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower pursuant to the terms of the Loan Agreement of even date herewith, whichever is less.

     For the purposes of this Note, the following terms shall have the following meanings:

     (a) The term "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts and, if the matter concerns the LIBOR Rate (defined below), the day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

     (b) The term "Fixed Rate" shall mean a fixed rate of interest equal to the Bank's cost of funds, for a term not to exceed five years, as of June 30, 2002 (or upon the date of conversion from the LIBOR Rate to the Fixed Rate as provided for herein), as determined by the Bank in its sole and absolute discretion, plus 1.5% per annum.

     (c) The term "LIBOR Rate" shall mean a fixed rate of interest equal to LIBOR (as defined below), plus 1.75 % per annum.

     (d) The term "LIBOR" shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars for the applicable LIBOR Period, which appears on the Telerate page 3750 as of 11:00 a.m. London time on June 28, 2002 or the day that is two (2) Business Days preceding any subsequent interest determination date; provided, however, if the rate described above does not appear on the Telerate System, LIBOR shall be the rate (rounded upwards as described above, if necessary to the nearest 1/8 of one percent), for deposits in dollars for a period substantially equal to the LIBOR Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m.

(London time), on June 28, 2002 or the day that is two (2) Business Days prior to any subsequent interest determination date. If both the Telerate and Reuters systems are unavailable, then LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the LIBOR Period which are offered by four major banks in the London interbank market, as selected by the Bank in its sole and absolute discretion, at approximately 11:00 a.m. London time on June 28, 2002 or the day that is two Business Days prior to any subsequent interest determination date. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the LIBOR Period offered by major banks in New York City, as selected by the Bank in its sole and absolute discretion, at approximately 11:00 a.m. New York City time on June 28, 2002 or the day that is two Business Days preceding any subsequent interest determination date. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR cannot be determined and the Fixed Rate shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

     (e) The term "LIBOR Period" shall mean 30, 60, 90, 180 or 360 days, as selected by the Borrower in accordance with the provisions hereof, commencing on July 1, 2002, together with any extensions as provided for herein. Upon expiration of the LIBOR Period, if any balance is outstanding hereunder, and if the Borrower does not elect to convert to the Fixed Rate by written notice to the Bank prior to the expiration of the LIBOR Period, then the LIBOR Period will automatically be renewed for a successive period equal to the immediately preceding "LIBOR Period", and, provided, further, that no LIBOR Period shall extend beyond the Maturity Date. Each determination by the Bank of any LIBOR Period shall be conclusive. In the event that a LIBOR Period is automatically renewed as provided for herein, the LIBOR Rate shall change on the day which corresponds to beginning of the new LIBOR Period. The calculation of all amounts payable to the Bank for LIBOR loans shall be made as though the Bank actually funded the loan through the purchase of a deposit in the London interbank market bearing interest at the LIBOR Rate in an amount equal to the loan and having a maturity comparable to the LIBOR Period and through the transfer of such deposit from an offshore office of the Bank to a domestic office of the Bank in the United States of America; provided, however, that the Bank may fund its LIBOR loans in any manner it sees fit and the foregoing assumption shall be utilized solely for the calculation of amounts payable hereunder.

     (f) The term "Prime Rate" shall mean a variable per annum rate of interest equal to the rate designated from time to time by the Bank as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any borrower. Changes in the rate of interest resulting from changes in the Prime Rate shall take effect immediately without notice or demand of any kind.

     Through June 30, 2002, interest shall accrue on the outstanding principal of all advances hereunder at the Prime Rate. Payments of interest only at the Prime Rate shall be due and payable in arrears on May 1, 2002, June 1, 2002 and July 1, 2002.

     After June 30, 2002, interest shall accrue on the outstanding principal of all advances hereunder at a rate equal to either the LIBOR Rate or the Fixed Rate. No later than June 30, 2002, the Borrower shall notify the Bank in writing as to whether the Borrower has elected to have interest accrue at the Fixed Rate or at the LIBOR Rate. Any such notice selecting the LIBOR Rate shall also specify the duration of the LIBOR Period. To qualify for the LIBOR Rate at any time hereunder, the outstanding principal must be at least One Hundred Thousand ($100,000.00) Dollars. If the Borrower does not elect either the Fixed Rate or the LIBOR Rate for a specific LIBOR Period by written notice to the Bank on or before June 30, 2002, then the Fixed Rate shall apply.

     In the event that the Borrower selects the LIBOR Rate, monthly payments of principal in the amount of $22,500.00 plus interest calculated at the LIBOR Rate shall be due and payable on the first day of each month, commencing August 1, 2002 and continuing thereafter for so long as the LIBOR Rate continues to be applicable, with all remaining unpaid principal and interest being due and payable on June 30, 2009.

     In the event that the Borrower selects the Fixed Rate, monthly principal payments based on a ten (10) year amortization schedule plus interest (i) at the Fixed Rate commencing August 1, 2002 and continuing for a period not to exceed five years, and (ii) at the Prime Rate thereafter, shall be due and payable on the first day of each month, with all remaining unpaid principal and interest being due and payable on June 30, 2009.

     If the Borrower elects the LIBOR Rate, the Borrower subsequently shall have a one-time right to convert to the Fixed Rate at the end of the LIBOR Period by giving written notice of its desire to convert to the Fixed Rate at least three
(3) Business Days before the conversion. Following such conversion, monthly principal payments based on a ten (10) year amortization schedule plus interest
(i) at the Fixed Rate commencing on the first day of the first month after the conversion, for a period not to exceed five years, and (ii) at the Prime Rate thereafter, shall be due and payable on the first day of each month, with all remaining unpaid principal and interest being due and payable on June 30, 2009.

     Interest shall be computed on the basis of a three hundred sixty (360)-day year and actual days elapsed.

     The Borrower shall pay to the Bank an administrative late fee of the greater of thirty-five ($35.00) dollars or five (5%) percent of any periodic payment under the Note not received by the Bank within ten (10) days after the periodic payment is due. Neither the inclusion of this provision nor the Borrower's payment of such an administrative late fee shall excuse the Borrower from timely making those payments otherwise required to be made under the Note, or waive or limit any rights which the Bank has under the Note. The obligation of the Borrower to pay such administrative late fees is in addition to all other payment obligations of the Borrower under the Note.

     After an Event of Default has occurred, or after maturity or after judgment has been rendered on this Note, the Borrower shall have no right to select pricing options, and the entire unpaid balance of the Note shall accrue interest at a rate (the "Default Rate") which is equal to the lesser of (i) four (4) percentage points per annum greater than the Prime Rate, or (ii) the maximum interest rate permitted by law. The Default Rate is separate and in addition to the administrative late fee set forth above for any principal and/or interest installment under the Note not received by the Bank within ten (10) days after the installment is due.

     The Borrower may prepay the outstanding principal amount of the Note, in whole or in part from time to time; provided, however, that (i) the Borrower shall provide at least five (5) Business Days prior written notice of such prepayment to the Bank, (ii) any such prepayment while the LIBOR Rate is in effect shall occur only on the last day of the applicable LIBOR Period, (iii) the prepayment shall be accompanied by a prepayment fee calculated as set forth below, and (iv) each partial prepayment shall be in an integral multiple of $10,000. Notwithstanding the foregoing, no prepayment fee shall be payable if a prepayment is made while the LIBOR Rate is in effect. In addition, no prepayment fee shall be payable while the Fixed Rate is in effect if the prepayment is made both (i) more than one year after the date hereof and (ii) within thirty (30) days after a sale of all or substantially all of the assets of the Borrower or a majority of the voting control of its securities. If by reason of an Event of Default, the Bank elects to declare the Note immediately due and payable, then a prepayment fee shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

     The amount of any prepayment fee shall be equal to the greater of (x) one percent (1%) of the amount of such principal prepayment; or (y) the quotient of:

     (i) the product of (A) the excess, if any, of the Fixed Rate over the yield to maturity on a United States treasury instrument sharing a maturity date approximately coinciding with the remainder of the period ending on the expiration of the term of the Fixed Rate (as determined by the Bank), times
     (B) the amount of such principal prepayment, times (C) the number of days remaining, as of the date of the prepayment, until the expiration of the term of the Fixed Rate;

     divided by

     (ii) three hundred sixty (360).

     A certificate prepared by the Bank as to the amount of any required prepayment fee setting forth the basis and method of determining such amount shall be conclusive, absent manifest error.

     If the Bank determines that the effect of an applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing a LIBOR loan hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower shall pay to the Bank on demand such additional amounts as the Bank may determine in its sole and absolute discretion, to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any and all amounts so certified to it by the Bank within ten (10) days of receipt of such certificate.

     In the event, and on each occasion, that the Bank shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR loan are not generally available in the London interbank market, (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining such LIBOR loan during such LIBOR Period, or (iii) that reasonable means do not exist for ascertaining the LIBOR Rate, the Bank shall, as soon as practicable thereafter, give written notice or telex notice of such determination to the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, interest shall accrue at the Fixed Rate hereunder. Each determination by the Bank hereunder shall be conclusive absent manifest error.

     Notwithstanding anything to the contrary contained herein, if any change in any law or regulation or with the administration or interpretation thereof shall make it unlawful for the Bank to make or maintain any LIBOR loan, then, by written notice to the Borrower, the Bank may: (i) declare that the LIBOR Rate will not thereafter be available; and (ii) require that all outstanding loans bearing interest at the LIBOR Rate be converted to the Fixed Rate, in which event all such LIBOR loans shall be automatically converted into Fixed Rate loans as of the effective date of such notice as provided for herein.

     All payments, including any prepayments as set forth above, shall, at the option of the Bank, be applied first to the payment of all costs and expenses incurred by the Bank arising out of the loan transaction evidenced by this Note, which have not been paid or reimbursed to the Bank, then to accrued interest on the unpaid principal of all advances due under this Note, and the balance on account of the principal of all advances due under this Note. All payments shall be in lawful money of the United States of America in immediately available funds. If this Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

     Upon the happening of any Event of Default, as defined in the Commercial Loan Agreement dated of even date, between the Borrower and the Bank, as may be amended from time to time (the "Agreement"), the Bank may (i) declare the then principal of all advances and all interest accrued thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank to be immediately due and payable, whereupon the same shall become immediately due and payable and/or (ii) terminate any obligation of the Bank to make advances hereunder and under the Agreement, all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other demand or notice of any kind, all of which are expressly waived by the Borrower. Failure to exercise such options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in the Agreement, (A) any obligation of the Bank to advance hereunder shall automatically terminate, and
(B) the outstanding principal balance of all advances and all interest accrued thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank shall become automatically due and payable without presentment or demand for payment, notice of non-payment, protest or any other demand or notice of any kind, all of which are expressly waived by the Borrower.

     This Note has been executed and delivered in accordance with the Agreement incorporated herein by reference, which sets forth further rights of the Bank and duties of the Borrower and any guarantor, endorser or surety of any obligation of the Borrower to the Bank with respect hereto. All advances made by the Bank to the Borrower and payments of principal and interest received by the Bank shall be evidenced by notation on the books and records of the Bank which shall be conclusive as to the amounts owing to the Bank pursuant to the Note, absent manifest error; provided, however, that the failure of the Bank to make any such notation with respect to any advance or principal or interest payment shall not limit or otherwise affect the obligations of the Borrower hereunder.

     The Borrower agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note and to pay all costs, including reasonable attorneys' fees (including the costs and expenses allocated to the Bank's internal Legal Department), costs relating to the valuation of assets and all other costs and expenses incurred in the collection, protection, preservation, defense, or enforcement of this Note or in any litigation arising out of the transactions of which this Note is a part.

     The Borrower hereby grants to the Bank a lien, security interest, and right of set off as security for all of the Borrower's liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all the deposits, or credits, of the Borrower now or hereafter in the possession, custody, or control of the Bank or any entity under the control of the Bank or in transit to any of them. In the Event of Default by Borrower, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS OR CREDITS OF THE BORROWER, ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

     THE BANK AND THE BORROWER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE,

INCLUDING THE AFORESAID AGREEMENT (THE "LOAN DOCUMENTS") OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

     THE BORROWER (1) ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION AND (2) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF ANY OF ITS PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

     All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

     The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

     The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     The Borrower and each endorser hereof waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and each agrees that the time for payment of this Note may extended at the Bank's sole discretion, without impairing the liability of the Borrower and each endorser hereon, and each further consents to the release of all or any part of the security for the payment hereof at the discretion of the Bank. Any delay on the part of the Bank in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

     If any provision of this Note shall, to any extent, be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected.

     This Note shall bind the successors, assigns and representatives of the Borrower and each endorser hereof, and shall inure to the benefit of the Bank, its successors and assigns.

     This Note is executed as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.



WITNESS:

                                         DUSA Pharmaceuticals, Inc.

------------------------------           By:
                                             -----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

CITIZENS BANK OF                                             PLEDGE AND SECURITY
MASSACHUSETTS                                                AGREEMENT
--------------------------------------------------------------------------------


     THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of May 13, 2002, by and between DUSA Pharmaceuticals, Inc., a New Jersey corporation having an address at 25 Upton Drive, Wilmington, Massachusetts (the "Pledgor") and Citizens Bank of Massachusetts, a Massachusetts banking corporation having an office at 161 Worcester Road, Suite 204, Framingham, Massachusetts (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Bank has agreed to establish a $2,700,000.00 secured term loan in favor of the Pledgor (the "Loan") as evidenced by that certain Commercial Promissory Note dated the date hereof in the original principal amount of $2,700,000.00 (the "Note"); and

     WHEREAS, as a condition to making the Loan to the Pledgor, the Bank has required that the Pledgor execute and deliver this Agreement and grant to the Bank a security interest in the securities listed on Exhibit "A" attached hereto and made a part hereof.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SECURITY AGREEMENT. As security for the Secured Obligations described in
Section 2 below, the Pledgor hereby grants to the Bank a security interest in, and pledges and assigns (on default) as collateral to the Bank, all of the Pledgor's rights, now owned or hereafter acquired, in and to all investment securities (whether certificated or uncertificated) and all security entitlements now or hereafter carried by the Bank in any securities account for the Pledgor (the "Securities"), including, without limitation, the Securities listed on Exhibit A, and any additions, changes or substitutions to said Securities and the products and proceeds of such Securities.

     2. SECURED OBLIGATIONS. The Securities and the security interest hereby granted shall secure the following obligations and liabilities now existing or hereafter arising (herein called the "Secured Obligations"):

         (a) The payment and performance of all covenants and agreements in the Note and in the Commercial Loan Agreement of even date herewith (the "Loan Agreement"), at the times, in the manner and with interest and charges, all as more fully provided therein; and

         (b) The payment and performance of all other indebtedness or obligations of the Pledgor to the Bank, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising.

     3. CERTIFICATES. If at any time any of the Securities shall be represented by one or more certificates or by any documents which are instruments (as defined in the Uniform Commercial Code), then the Pledgor shall promptly deliver the same to the Bank or the Bank's agent, accompanied by duly executed transfer powers endorsed in blank respecting such certificates or documents.

     4. SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor represents and warrants to, and covenants with, the Bank that:

         (a) The Securities are not subject to any restriction which would prohibit or restrict the granting of the security interest in and assignment of the Securities pursuant hereto or the disposition of the Securities upon default hereunder.

         (b) The execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation applicable to the Pledgor or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Pledgor (except pursuant to this Agreement).

         (c) The Pledgor is the sole owner of the Securities and the Securities are not subject to any pledge, lien, security interest, charge or encumbrance except pursuant to this Agreement. The Pledgor will defend the Securities against all claims and demands of all persons at any time claiming any interest therein. No financing statements covering any of the Securities are on file in any public office other than the financing statements filed pursuant to this Agreement.

         (d) The Pledgor will not sell, pledge, encumber, grant a security interest in or otherwise dispose of the Securities nor will the Pledgor create, incur or permit to exist any sale, pledge, encumbrance or any security interest whatsoever with respect to the Securities or the proceeds thereof, without substituting United States government obligation securities sufficient to meet the Deemed Collateral Value requirement stated below.

         (e) The Pledgor will, at its own expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may reasonably require more completely to vest in and assure to the Bank its rights hereunder or in the Securities, including, without limitation,
(i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third party consents and approvals, and (iii) taking all actions required by Sections 8-313, 8-321 and any other section of the Uniform Commercial Code (1990) or Sections 8-106, 9-115 or any other section of the Uniform Commercial Code, as applicable in any relevant jurisdiction, with respect to certificated and uncertificated securities.

         (f) The Pledgor will, at its own expense, take all actions necessary to ensure that the Deemed Collateral Value (defined below) of the Securities that are subject to this Agreement is at all times equal to, or in excess of, the aggregate total amount of principal, interest and other charges outstanding under the Note. For purposes of this requirement, Deemed Collateral Value shall be ninety percent (90%) of the actual fair market value of the Securities which consist of Government Obligations. The Pledgor agrees to make such additions/substitutions to the Securities listed on Exhibit A from time to time as requested by the Bank in order to comply with this coverage threshold.

     5.   EVENTS OF DEFAULT.

         (a) The occurrence of any of the following events or conditions shall constitute a default hereunder (herein called "Events of Default"):

            (i) The failure to pay or perform any of the Secured Obligations, as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such failure shall continue beyond the expiration of the applicable period of grace, if any; or

            (ii) Any Event of Default (as defined in the Note, the Loan Agreement or in any other agreement between the Pledgor and the Bank) shall occur; or

            (iii) Failure to pay or perform any term or provision of this Agreement.

         (b) If an Event of Default shall occur hereunder, such default not having previously been remedied or waived, then thereupon and at any time or times thereafter the Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law. More specifically, but in no way in limitation of its other rights and remedies, the Bank may, upon ten (10) days' written notice (which notice shall be deemed to satisfy any requirement of reasonable notification) to the Pledgor, and without liability for any diminution in price which may have occurred, sell or otherwise dispose of all or any part of the Securities (or any rights comprising the Securities) or other collateral hereunder. Such sale or other disposition may be by public or private proceedings and may be made by way of one or more contracts, as a unit or in portions, at such time and place, by such method, and in such manner and on such terms, as the Bank may reasonably determine. At any bona fide public sale the Bank shall be free to purchase all or any part of the Securities (or any rights comprising the Securities) or other collateral. Without limiting the generality of the foregoing, and in view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Securities may be effected after an Event of Default, the Pledgor agrees that upon the occurrence or existence of an Event of Default, the Bank may, from time to time, attempt to sell all or any part of the Securities by means of a private placement, restricting the bidders and prospective purchasers to those who will represent or agree as to their investment intent or method of resale or both in a manner reasonably required by the Bank to assure compliance with applicable securities laws, and that such a sale shall be deemed to be a commercially reasonable method of disposition of the Securities.

     6. ATTORNEY-IN-FACT. Upon the occurrence of an Event of Default, the Bank is hereby appointed the attorney-in-fact, with full power of substitution, of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments (including, without limitation, issuing instructions to any securities intermediary, financing or continuation statements, conveyances, assignments, and transfers) which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable. The Pledgor shall indemnify and hold harmless the Bank from and against any liability or damage which it may incur in the exercise and performance, in good faith, of the Bank's powers and duties specifically set forth herein.

     7. WAIVERS, ETC. The Pledgor, on its own behalf and on behalf of its successors and assigns, hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement, with the enforcement of the Bank's rights hereunder or with any Secured Obligation or any of the Securities; waives all rights to require a marshalling of assets by the Bank; and consents to and waives notice of (a) the granting of renewals, extensions of time for payment or other indulgences to the Pledgor or any other party, (b) substitution, release or surrender of any of the Securities, (c) the addition or release of any of the Securities or other Collateral, (d) the acceptance of partial payments on any Secured Obligation, any Securities and/or the settlement or compromise thereof.

     The rights of the Bank hereunder shall not be affected by (i) any extension, renewal, acceleration, indulgence, settlement, compromise or any other change in the time of payment or the terms of any Secured Obligation or any part thereof; (ii) the taking and holding of additional security, other than the Securities and other collateral herein described, for the payment of the Secured Obligations or any part thereof, or the exchange, enforcement, waiver or release of any of the Securities or other collateral herein described or any part thereof or any other security for the Secured Obligations in accordance with this Agreement. The Bank may take any additional collateral security and may release, supersede, exchange or modify any other security it may from time to time hold in accordance with this Agreement. The Pledgor hereby further waives any right it may have under the Constitution of the Commonwealth of Massachusetts, or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Bank and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Pledgor's waivers under this paragraph have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. No course of dealing between the Pledgor and the Bank nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8. OFFSETS. Upon the occurrence of an Event of Default and at any time thereafter, the Bank shall have the right to set off and apply against the Secured Obligations, without notice to the Pledgor any and all deposits (general or special, time or demand, provisional or final), accounts, or other sums at any time credited by or owing from the Bank to the Pledgor, including without limitation, any and all other property at any time in the Bank's possession, regardless of the adequacy of any collateral for the Secured Obligations. The rights and remedies of the Bank hereunder are in addition to any other rights and remedies which the Bank may have.

     9. NOTICES. Except as otherwise provided herein, all notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof if personally delivered or mailed by first class mail, postage prepaid, or mailed by overnight courier to the address specified on the first page hereof, or at such other address as the party to whom such notice is directed may have designated in writing to the other parties hereof. A notice shall be deemed to have been given upon the earlier to occur of (i) three
(3) days after the date on which it is deposited in the U.S. mails or (ii) receipt by the party to whom such notice is directed.

     10. MISCELLANEOUS.

         (a) The Bank shall be under no duty or liability with respect to the Securities or other collateral hereunder other than to use reasonable care in the custody of any certificate representing any of the Securities or of other collateral while in its possession.

         (b) The Pledgor has, simultaneously herewith, executed and delivered to the Bank financing statements pursuant to the Uniform Commercial Code covering the security interest hereunder. The Pledgor shall, upon request of the Bank, make, execute, deliver and perform such further instruments, acts, and assurances as the Bank may request to maintain the priority of the lien hereunder, to confirm or more fully perfect the rights hereunder, or in any way to assure to the Bank all of its rights hereunder. The Pledgor shall pay the costs of all filings in public offices or records. In addition, the Pledgor shall, upon request of the Bank, make, execute and deliver such further instruments and take such acts as the Bank may deem necessary or appropriate to enable the Bank to realize upon the Securities and other collateral, to exercise fully the rights hereunder, and to ratify and confirm any sale hereunder.

         (c) The Bank's rights and remedies herein provided or provided under any other agreement or instrument, or whether otherwise available, are cumulative, and are in addition to and not exclusive of, any rights and remedies provided by law including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

         (d) All reasonable costs and expenses, including without limitation legal costs and reasonable attorneys' fees, incurred by the Bank in enforcing this Agreement shall be chargeable to and secured by the Securities and other collateral hereunder.

         (e) All rights of the Bank hereunder shall inure to the benefit of its successors and assigns, and this Agreement shall bind the Pledgor's respective successors and assigns. The term "Bank" shall be deemed to include any other holder or holders of the Secured Obligations.

         (f) If any provision hereof shall be invalid or unenforceable in any respect or in any jurisdiction, the remaining provisions hereof shall remain in full force and effect and shall be enforceable to the maximum extent permitted by law.

         (g) The Pledgor may withdraw from its account the Securities, without the consent of the Bank, so long as other United States government obligation securities of equal value are substituted therefor as Securities subject to the lien of the Pledge Agreement.

     11. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.


                                       THE BANK:

                                       CITIZENS BANK OF MASSACHUSETTS

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                       THE PLEDGOR:

                                       DUSA PHARMACEUTICALS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A
                                       TO
                          PLEDGE AND SECURITY AGREEMENT



        Securities Held By And Pledged To Citizens Bank of Massachusetts

   TYPE                          AMOUNT
COUPON RATE                     DUE DATE            CURRENT VALUE
-----------                     ---------           -------------
Fed Home Ln Bk                 $1,000,000             $1,020,630
5.375                           02/15/07

Fed Home Ln Bk                 $1,000,000             $1,071,250
6.525                           01/03/07

Fed Home Ln Bk                 $1,000,000             $1,002,810
4.910                           12/11/06